                                                                    Exhibit 24.2


                               POWER OF ATTORNEY

        Each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, BRIAN P. CARNEY as his or her true and lawful attorney, for him or her and in his or her name, place and stead to affix, as attorney-in-fact, his or her signature as a director or officer or both, as the case may be, of Jo-Ann Stores, Inc., an Ohio corporation ("Jo-Ann"), to any and all registration statements and amendments or modifications to such registration statements to be filed with the Securities and Exchange Commission with respect to the reclassification of Jo-Ann's outstanding Class A Common Shares and Class B Common Shares into newly designated Common Shares, giving and granting unto such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in connection with any such filing, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.


        In witness whereof, this Power of Attorney has been signed as of September 12, 2003.




 /s/ Tracey Thomas Travis                   Director
---------------------------
TRACEY THOMAS TRAVIS